Exhibit 99.1

CORRECTING & REPLACING: ASCENT CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2016

Englewood, CO - May 9, 2016: Weighted average share count and basic and diluted loss per share for the First Quarter ended March 31, 2016 on the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) table has been updated. All other information remains unchanged from the original earnings release.

The corrected release reads:

Englewood, CO - May 9, 2016 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) has reported results for the three months ended March 31, 2016. Ascent is a holding company that owns Monitronics International, Inc. (“Monitronics”), the nation’s second largest home security alarm monitoring company.

Headquartered in Dallas, Texas, Monitronics provides security alarm monitoring services to nearly 1.1 million residential and commercial customers as of March 31, 2016. Monitronics’ long-term monitoring contracts provide high margin recurring revenue that results in predictable and stable cash flow.

Highlights¹:

•	Ascent’s net revenue for the three months ended March 31, 2016 increased 3.5% to $143.3 million

•	Ascent's Pre-SAC Adjusted EBITDA*, which adjusts for the expensed portion of LiveWatch subscriber acquisition costs for the three months ended March 31, 2016 totaled $89.9 million

•	Monitronics' Pre-SAC Adjusted EBITDA* for the three months ended March 31, 2016, totaled $91.9 million

•	Delivered meaningful improvements in dealer economics through reductions in creation costs

*LiveWatch is a direct-to-consumer business, and as such recognizes certain revenue and expenses associated with subscriber acquisition (subscriber acquisition costs, or "SAC"). This is in contrast to Monitronics, which capitalizes payments to dealers to acquire accounts. Because Pre-SAC Adjusted EBITDA accounts for the different treatment for LiveWatch, the Company believes that it is a meaningful measure of Monitronics' financial performance in servicing its customer base. Please see the Appendix to this release for additional information about the non-GAAP measures included herein.

Ascent Chairman and Chief Executive Officer, Bill Fitzgerald stated, “I am pleased with the progress we made in the first quarter executing against our operational objectives. I am as confident as ever that the strong underlying fundamentals of the business are sound and that Jeff and his team are taking the right actions that will serve to create value for our shareholders.”

Jeffery Gardner, President and Chief Executive Officer of Monitronics said, “Monitronics is off to a solid start in 2016. Execution by our team strengthened our free cash flow profile and helped drive improvements in our operational performance. Notably, we made meaningful progress in improving the economics of our dealer relationships through reductions in creation costs and streamlining our operations in Dallas. We also continued to identify initiatives that we believe will enhance customer satisfaction and ultimately lead to reduced attrition in the long term. Finally, our focus on customer service continues to drive service levels to all-time highs at both the LiveWatch and Monitronics call centers. I am excited about the opportunities ahead and remain confident that the operational initiatives we have implemented will strengthen Monitronics over the long term.”

1 Comparisons are year-over-year unless otherwise specified.

Results for the Three Months Ended March 31, 2016

For the three months ended March 31, 2016, Ascent reported net revenue of $143.3 million, an increase of 3.5%. The increase in net revenue is primarily attributable to the inclusion of a full quarter’s impact of LiveWatch revenue and an increase in Monitronics’ average RMR per subscriber to $42.17 as of March 31, 2016.

Ascent’s total cost of services for the three months ended March 31, 2016 increased 17.1% to $29.5 million. $2.2 million of the increase is attributable to the inclusion of a full quarter's impact of LiveWatch's cost of services. LiveWatch's cost of services includes expensed equipment costs associated with the creation of new subscribers of $2.3 million and $643,000 for three months ended March 31, 2016 and 2015, respectively. The increase also reflects higher cellular and field service costs at Monitronics related to the increase in the number of subscribers with interactive and home automation services.

Ascent’s selling, general & administrative ("SG&A") costs for the three months ended March 31, 2016, increased 16.4% to $32.1 million. The primary driver of the increase in SG&A expense for the three months ended March 31, 2016 is attributable to $3.7 million of LiveWatch marketing and sales expense related to the creation of new subscribers. LiveWatch SG&A also includes the accrual of $900,000 and $519,000 for the three months ended March 31, 2016 and 2015, respectively, related to certain contingent bonuses payable in the future to key members of LiveWatch management in accordance with their employment agreements. The increase in SG&A is also attributable to increased salaries, wages, and benefits at Monitronics, as compared to the prior year. In connection with certain cost cutting initiatives, Monitronics executed a reduction in force in March 2016. This action resulted in one-time termination benefits of $245,000 being expensed for the three months ended March 31, 2016.

Ascent’s Adjusted EBITDA decreased 6.3% to $85.0 million and Monitronics’ Adjusted EBITDA decreased 5.1% to $87.0 million during the three months ended March 31, 2016. Monitronics' Adjusted EBITDA as a percentage of revenue was 60.7% in the first quarter of 2016, compared to 66.2% for the three months ended March 31, 2015. The decline is primarily attributable to the higher expensed creation costs within LiveWatch.

Ascent's Pre-SAC Adjusted EBITDA for the three months ended March 31, 2016 decreased 2.1% to $89.9 million. Monitronics' Pre-SAC Adjusted EBITDA decreased 1.0% to $91.9 million for the three months ended March 31, 2016. Monitronics' Pre-SAC Adjusted EBITDA as a percentage of Pre-SAC net revenue for the three months ended March 31, 2016 was 64.6%. For a reconciliation of Adjusted EBITDA to Pre-SAC Adjusted EBITDA for Monitronics, please see the Appendix of this release.

Ascent reported a net loss from continuing operations for the three months ended March 31, 2016 of $23.2 million, compared to net loss from continuing operations of $9.7 million in the prior year period.

Monitronics reported a net loss for the three months ended March 31, 2016 of $20.2 million compared to a net loss of $8.3 million in the prior year period.

	Twelve Months Ended March 31,
	2016		2015
Beginning balance of accounts	1,090,612		1,046,785
Accounts acquired	152,078		190,525
Accounts canceled	(148,787)		(139,605)
Canceled accounts guaranteed by dealer and other adjustments (a)	(13,177)	(b)	(7,093)	(c)
Ending balance of accounts	1,080,726		1,090,612
Monthly weighted average accounts	1,089,346		1,060,206
Attrition rate - Unit	(13.7)%		(13.2)%
Attrition rate - RMR (d)	(13.4)%		(13.0)%
Core Attrition (e)	(12.9)%		(12.6)%

(a) Includes canceled accounts that are contractually guaranteed to be refunded from holdback.
(b) Includes an estimated 3,170 accounts included in our Radio Conversion Program that canceled in excess of their expected attrition.
(c) Includes a favorable adjustment of 1,101 accounts associated with multi-site subscribers that were considered single accounts prior to the completion of the Security Networks integration in April 2014.
(d) The recurring monthly revenue ("RMR") of canceled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of canceled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.
(e) Core Attrition reflects the long-term attrition characteristics of Monitronics base by excluding the one-time bulk buy of 113,000 accounts from Pinnacle Security in 2012 and 2013.

Monitronics’ core account portfolio unit attrition rate for the twelve months ended March 31, 2016 was 12.9%, compared to 12.6% for the twelve months ended March 31, 2015. Overall unit attrition increased from 13.2% for the twelve months ended March 31, 2015 to 13.7% for the twelve months ended March 31, 2016. The increase in attrition is primarily associated with approximately 113,000 accounts acquired in the Pinnacle Security bulk purchases in 2012 and 2013, which are now experiencing normal end-of-term attrition. We believe core attrition best reflects the long run characteristics of our customer base.

During the three months ended March 31, 2016 and 2015, Monitronics acquired 29,211 and 66,074 subscriber accounts, respectively. Accounts acquired for the three months ended March 31, 2016 reflect bulk buys of approximately 400 accounts. Accounts acquired for the three months ended March 31, 2015 include approximately 1,100 of bulk buys and 31,919 accounts from the LiveWatch Acquisition in February 2015.

Ascent Liquidity and Capital Resources

At March 31, 2016, on a consolidated basis, Ascent had $120.2 million of cash, cash equivalents and marketable securities. A portion of these assets may be used to decrease debt obligations or fund stock repurchases, strategic acquisitions or investment opportunities.

At March 31, 2016, the existing long-term debt includes the principal balance of $1.8 billion under the Monitronics’ Senior Notes, Credit Facility term loans, and Credit Facility revolver and Ascent’s Convertible Notes. The Convertible Notes have an outstanding principal balance of $96.8 million as of March 31, 2016 and mature July 15, 2020. The Senior Notes have an outstanding principal balance of $585.0 million as of March 31, 2016 and mature on April 1, 2020. The Credit Facility term loans have an outstanding principal balance of $948.3 million as of March 31, 2016 and require principal payments of approximately $1.4 million per quarter with $403.8 million becoming due on March 23, 2018 and the remaining amount becoming due April 9, 2022. The Credit Facility revolver has an outstanding balance of $155.2 million as of March 31, 2016, unused availability of $159.8 million and becomes due on December 22, 2017.

Conference Call

Ascent will host a call today, Monday, May 9, 2016 at 10:00 am ET. To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 2663456. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through June 9, 2016 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 2663456.

This call will also be available as a live webcast which can be accessed at Ascent’s Investor Relations Website at http://ir.ascentcapitalgroupinc.com/index.cfm.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, including development of and access to multiple sales channels, market potential and expansion, consumer demand for interactive and home automation services, account creation and related costs, subscriber attrition, anticipated account generation at LiveWatch, future financial prospects, and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to Ascent and/or Monitronics, our ability to capitalize on acquisition opportunities, general market and economic conditions and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-K and 10-Q for additional information about Ascent and about the risks and uncertainties related to Ascent's business which may affect the statements made in this press release.

About Ascent Capital Group, Inc.

Ascent Capital Group, Inc., (NASDAQ: ASCMA) is a holding company that owns 100 percent of its operating subsidiary, Monitronics International Inc., and through Monitronics, LiveWatch Security, LLC. Ascent also retains ownership of certain commercial real estate assets. Monitronics, headquartered in Dallas, TX, is the nation's second largest home security alarm monitoring company, providing security alarm monitoring services to more than one million residential and commercial customers in the United States, Canada and Puerto Rico through its network of nationwide, independent Authorized Dealers. LiveWatch Security, LLC ®, is a Do-It-Yourself (“DIY”) home security firm, offering professionally monitored security services through a direct-to-consumer sales channel. For more information on Ascent, see http://ascentcapitalgroupinc.com/.

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Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Amounts in thousands, except share amounts
(unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$32,529	$5,577
Restricted cash	—	55
Marketable securities, at fair value	87,675	87,052
Trade receivables, net of allowance for doubtful accounts of $2,587 in 2016 and $2,762 in 2015	13,334	13,622
Prepaid and other current assets	12,204	10,702
Assets held for sale	6,063	6,265
Total current assets	151,805	123,273
Property and equipment, net of accumulated depreciation of $34,221 in 2016 and $32,158 in 2015	32,412	32,440
Subscriber accounts, net of accumulated amortization of $1,034,597 in 2016 and $975,795 in 2015	1,409,489	1,423,538
Dealer network and other intangible assets, net of accumulated amortization of $76,036 in 2016 and $73,578 in 2015	24,197	26,654
Goodwill	563,549	563,549
Other assets, net	3,602	3,851
Total assets	$2,185,054	$2,173,305
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,751	$8,660
Accrued payroll and related liabilities	4,384	4,385
Other accrued liabilities	48,872	31,573
Deferred revenue	16,267	16,207
Holdback liability	14,258	16,386
Current portion of long-term debt	5,500	5,500
Liabilities of discontinued operations	3,500	3,500
Total current liabilities	100,532	86,211
Non-current liabilities:
Long-term debt	1,737,071	1,713,868
Long-term holdback liability	3,614	3,786
Derivative financial instruments	25,364	13,470
Deferred income tax liability, net	14,684	13,646
Other liabilities	12,723	17,555
Total liabilities	1,893,988	1,848,536
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 12,345,381 and 12,301,248 shares at March 31, 2016 and December 31, 2015, respectively	123	123
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 382,359 shares both at March 31, 2016 and December 31, 2015	4	4
Series C common stock, $0.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,419,555	1,417,895
Accumulated deficit	(1,101,535)	(1,078,315)
Accumulated other comprehensive loss, net	(27,081)	(14,938)
Total stockholders’ equity	291,066	324,769
Total liabilities and stockholders’ equity	$2,185,054	$2,173,305

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except per share amounts
(unaudited)

	Three Months Ended March 31,
	2016	2015
Net revenue	$143,268	138,416
Operating expenses:
Cost of services	29,475	25,167
Selling, general and administrative, including stock-based compensation	32,118	27,596
Radio conversion costs	9,079	523
Amortization of subscriber accounts, dealer network and other intangible assets	61,322	63,141
Depreciation	2,063	2,398
Gain on disposal of operating assets	—	(1,050)
	134,057	117,775
Operating income	9,211	20,641
Other income (expense), net:
Interest income	457	516
Interest expense	(31,424)	(29,781)
Other income, net	358	926
	(30,609)	(28,339)
Loss from continuing operations before income taxes	(21,398)	(7,698)
Income tax expense from continuing operations	(1,822)	(1,977)
Net loss from continuing operations	(23,220)	(9,675)
Discontinued operations:
Loss from discontinued operations, net of income tax of $0	—	(160)
Net loss	(23,220)	(9,835)
Other comprehensive loss:
Foreign currency translation adjustments	(202)	(277)
Unrealized holding losses on marketable securities, net	(96)	(1,069)
Unrealized loss on derivative contracts, net	(11,845)	(4,463)
Total other comprehensive loss, net of tax	(12,143)	(5,809)
Comprehensive loss	$(35,363)	(15,644)

Basic and diluted loss per share:
Continuing operations	$(1.86)	(0.73)
Discontinued operations	—	(0.01)
Net loss	$(1.86)	(0.74)

Weighted Average Series A and Series B Shares - basic and diluted	12,450,892	13,266,941
Total issued and outstanding Series A and Series B shares at period end	12,727,740	13,309,996

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Amounts in thousands
(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(23,220)	(9,835)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss from discontinued operations, net of income tax	—	160
Amortization of subscriber accounts, dealer network and other intangible assets	61,322	63,141
Depreciation	2,063	2,398
Stock-based compensation	1,695	1,626
Deferred income tax expense	1,052	1,021
Gain on disposal of operating assets	—	(1,050)
Amortization of debt discount and deferred debt costs	2,628	2,400
Bad debt expense	2,544	2,375
Other non-cash activity, net	579	(177)
Changes in assets and liabilities:
Trade receivables	(2,256)	(2,265)
Prepaid expenses and other assets	(1,378)	(607)
Subscriber accounts - deferred contract costs	(660)	—
Payables and other liabilities	11,532	6,292
Operating activities from discontinued operations, net	—	(100)
Net cash provided by operating activities	55,901	65,379
Cash flows from investing activities:
Capital expenditures	(2,276)	(2,728)
Cost of subscriber accounts acquired	(46,670)	(61,053)
Cash paid for acquisition, net of cash acquired	—	(56,343)
Purchases of marketable securities	(5,036)	—
Proceeds from sale of marketable securities	4,403	27,020
Decrease (increase) in restricted cash	55	(105)
Proceeds from the disposal of operating assets	—	18,813
Net cash used in investing activities	(49,524)	(74,396)
Cash flows from financing activities:
Proceeds from long-term debt	59,250	91,400
Payments on long-term debt	(38,675)	(33,892)
Payments of financing costs	—	(551)
Purchases and retirement of common stock	—	(9,473)
Net cash provided by financing activities	20,575	47,484
Net increase in cash and cash equivalents	26,952	38,467
Cash and cash equivalents at beginning of period	5,577	12,612
Cash and cash equivalents at end of period	$32,529	51,079
Supplemental cash flow information:
State taxes paid, net	$19	—
Interest paid	16,152	14,750

See accompanying notes to condensed consolidated financial statements.

Adjusted EBITDA

We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA."  Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), stock-based compensation, and other non-cash or nonrecurring charges.   Ascent Capital believes that Adjusted EBITDA is an important indicator of the operational strength and performance of its business, including the business’ ability to fund its ongoing acquisition of subscriber accounts, to fund its capital expenditures and to service its debt.  In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance.   Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which Monitronics’ covenants are calculated under the agreements governing their debt obligations.  Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs.  It is, however, a measurement that Ascent Capital believes is useful to investors in analyzing its operating performance.  Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Adjusted EBITDA is a non-GAAP financial measure.  As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Ascent Capital should not be compared to any similarly titled measures reported by other companies.

Pre-SAC Adjusted EBITDA

LiveWatch is a direct-to-consumer business, and as such recognizes certain revenue and expenses associated with subscriber acquisition (subscriber acquisition costs, or "SAC"). This is in contrast to Monitronics, which capitalizes payments to dealers to acquire accounts. "Pre-SAC Adjusted EBITDA" is a measure that eliminates the impact of acquiring accounts at the LiveWatch business that is recognized in operating income. Pre-SAC Adjusted EBITDA is defined as total Adjusted EBITDA excluding LiveWatch's SAC and the related revenue. We believe Pre-SAC Adjusted EBITDA is a meaningful measure of the Company's financial performance in servicing its customer base. Pre-SAC Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Pre-SAC Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Pre-SAC Adjusted EBITDA as calculated by Monitronics should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Ascent's net loss from continuing operations to total Adjusted EBITDA to Pre-SAC Adjusted EBITDA for the periods indicated (amounts in thousands):

	Three Months Ended March 31,
	2016	2015
Net loss from continuing operations	$(23,220)	(9,675)
Amortization of subscriber accounts, dealer network and other intangible assets	61,322	63,141
Depreciation	2,063	2,398
Stock-based compensation	1,695	1,626
Radio conversion costs	9,079	523
LiveWatch acquisition related costs	—	946
LiveWatch acquisition contingent bonus charges	900	519
Reduction in force separation costs	245	—
Rebranding marketing program	173	—
Interest income	(457)	(516)
Interest expense	31,424	29,781
Income tax expense from continuing operations	1,822	1,977
Adjusted EBITDA	85,046	90,720
Gross subscriber acquisition cost expenses	5,999	1,632
Revenue associated with subscriber acquisition cost	(1,125)	(496)
Pre-SAC Adjusted EBITDA	$89,920	91,856

The following table provides a reconciliation of Monitronics' net loss to total Adjusted EBITDA to Pre-SAC Adjusted EBITDA for the periods indicated (amounts in thousands):

	Three Months Ended March 31,
	2016	2015
Net loss	$(20,210)	(8,334)
Amortization of subscriber accounts, dealer network and other intangible assets	61,322	63,141
Depreciation	1,975	2,297
Stock-based compensation	522	374
Radio conversion costs	9,079	523
LiveWatch acquisition related costs	—	946
LiveWatch acquisition contingent bonus charges	900	519
Reduction in force separation costs	245	—
Rebranding marketing program	173	—
Interest expense	31,224	30,240
Income tax expense	1,790	1,961
Adjusted EBITDA	87,020	91,667
Gross subscriber acquisition cost expenses	5,999	1,632
Revenue associated with subscriber acquisition cost	(1,125)	(496)
Pre-SAC Adjusted EBITDA	$91,894	$92,803
Pre-SAC Adjusted EBITDA as a percentage of Pre-SAC net revenue (a)	64.6%	67.3%

(a)	Presented below is the reconciliation of Net revenue for Monitronics and Ascent Capital to Pre-SAC net revenue (amounts in thousands):

	Three Months Ended March 31,
	2016	2015
Net revenue, as reported	$143,268	138,416
LiveWatch revenue related to SAC	(1,125)	(496)
Pre-SAC net revenue	142,143	137,920